UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 25, 2020

EVOFEM BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36754	20-8527075
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12400 High Bluff Drive, Suite 600,
San Diego, CA 92130
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code
(858) 550-1900
Not applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	EVFM	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 25, 2020, the Board of Directors (the “Board”) of Evofem Biosciences, Inc., a Delaware corporation (the “Company”), elected Lisa Rarick, M.D., F.A.C.O.G., to the Board to fill the existing vacancy on the Board. Dr. Rarick was appointed as a class I director with a term expiring at the 2021 annual meeting of stockholders.
In accordance with the Company’s current non-employee director compensation policy, Dr. Rarick will receive a $50,000 annual cash retainer for service on the Board.
In addition, in accordance with the Company’s current non-employee director compensation policy, Dr. Rarick received an option to purchase 75,000 shares of Common Stock upon her election to the Board, at an exercise price of $5.85, the closing share price of the Common Stock on the Nasdaq Capital Market on February 25, 2020. This option becomes exercisable on a monthly basis over the course of three years, subject to Dr. Rarick’s continued service as a director of the Company. Dr. Rarick is also entitled to receive an option to purchase 50,000 shares of Common Stock on the date of each annual meeting of stockholders with an exercise price equal to the closing share price of the Common Stock on the Nasdaq Stock Market on the date of grant. Such option shall vest on the one year anniversary of the date of grant, so long as Dr. Rarick is serving as a director.
Also, in connection with her election to the Board, Dr. Rarick entered into an indemnification agreement (the “Indemnification Agreement”) with the Company. The Indemnification Agreement is substantially the same as form of indemnification agreement that the Company has entered into with its other directors, a copy of which was filed as Exhibit 10.13 to the Company’s Registration Statement on Form S-1 (File No. 333-199449) filed with the SEC on October 17, 2017. The Indemnification Agreement provides that the Company will indemnify the relevant director for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by her in any action or proceeding arising out of her service as a director.
There are no arrangements or understandings between Dr. Rarick and any other person pursuant to which Dr. Rarick was elected as a director.
A copy of the press release announcing Dr. Rarick’s election is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated February 26, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVOFEM BIOSCIENCES, INC.

Date: February 26, 2020	By:	/s/ Justin J. File
Justin J. File Chief Financial Officer